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                                                                    EXHIBIT 11.1
                      COMPUTATION OF NET INCOME PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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

                                                         THREE MONTHS ENDED
                                                             JANUARY 31,
                                                         ------------------
                                                          1997       1996
                                                         -------    -------
Weighted average shares outstanding....................   21,773     21,447
Common equivalent shares from stock options............      482        504
                                                         -------    -------
Number of shares used in computing per share amounts...   22,215     21,951
                                                         =======    =======
Net income.............................................  $ 1,054    $10,544
                                                         =======    =======
Net income per share...................................  $  0.05    $  0.48
                                                         =======    =======
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